                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) September 25, 2009

      SHELTER PROPERTIES II

(Exact name of Registrant as specified in its charter)

South Carolina	0-10256	57-0709233
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

                               55 Beattie Place

                             Post Office Box 1089

                       Greenville, South Carolina 29602

                   (Address of principal executive offices)

                                (864) 239-1000

                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Shelter Properties II, a South Carolina limited partnership (the “Registrant”), owns Parktown Townhouses (“Parktown”), a 309-unit apartment complex located in Deer Park, Texas.  On September 25, 2009, the Registrant and eight other entities (together the “Selling Entities”) that collectively own nine apartment complexes containing an aggregate of 2,393 units entered into a Purchase and Sale Contract (the “Purchase Contract”) with a third party, Standard Portfolios LLC, a Delaware limited liability company (the “Purchaser”), to sell nine apartment complexes (together the “Properties” and individually a “Property”) owned by the Selling Entities to the Purchaser for a total sales price of $156,097,000, $18,917,000 of which will be allocated to Parktown.  Each of the Selling Entities is affiliated with the Corporate General Partner of the Registrant.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Contract, a copy of which is attached hereto as an exhibit.

PURCHASE PRICE.   The total purchase price is $156,097,000, $18,917,000 of which will be allocated to Parktown, subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit of $2,500,000, of which the Registrant is allocated approximately $303,000 relating to Parktown.  An additional deposit (the “Additional Deposit”) of $700,000, of which the Registrant is allocated approximately $85,000 relating to Parktown, is due to the escrow agent on or before November 16, 2009, the expiration of the Feasibility Period.  The deposits are nonrefundable unless the Purchaser is unable to either a) assume the existing Property mortgage in identified mortgage assumption Properties (an “Assumption Property”) or b) obtain new financing for Properties that are not identified as mortgage assumption properties (a “Payoff Property”), as specified in the Purchase Contract.  The applicable share of the deposit not refunded shall be credited against the purchase price at closing.

CLOSING.    The expected closing date for Parktown is December 15, 2009, at which time the mortgage will be repaid in full.  The Purchaser has the right to accelerate the closing date for all properties prior to December 15, 2009 provided that the Payoff Properties close on the same date and the Purchaser delivers a written notice (the “Closing Date Acceleration Notice”) to the Selling Entities no later than fifteen days prior to the desired closing date. The Registrant shall also have the option, by delivering written notice to the Purchaser no later than 5 days prior to the scheduled closing date, to extend the closing date for Parktown to a day no later than December 30, 2009.  In addition, with respect to the Payoff Properties, the Selling Entities have the option, by delivering written notice to the Purchaser, to extend the closing date to either the last business day of December or January 10, 2010. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.   With respect to Parktown, the Purchaser will pay (i) any recording fees and sales, use, gross receipts or similar taxes; (ii) any mortgage or similar taxes on new financing obtained by the Purchaser; (iii) any premiums or fees required to be paid by the Purchaser with respect to the title policy; and (iv) one-half of the customary closing costs.  The Registrant will pay (i) the base premium for its title policy; (ii) the cost of recording any instruments required to discharge any liens or encumbrances against its Property; and (iii) one-half of the customary closing costs.  The Purchaser will also pay all recordation and transfer taxes, mortgage taxes, documentary stamp taxes and similar charges, if any, applicable to the transfer of Parktown to the Purchaser.

REPRESENTATIONS AND WARRANTIES.     The Selling Entities and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS.     The Registrant has no obligation to repair any loss or damage to Parktown by reason of any insured or uninsured casualty during the period through and including the closing date in excess of 10 percent of the allocated purchase price and shall notify the Purchaser in writing of such damages.  The Purchaser may elect to terminate the Purchase Contract with respect to Parktown within ten days after notification of a casualty loss in excess of 10 percent of the allocated purchase price.  With respect to any loss or damage less than 10 percent of the allocated purchase price, the Registrant agreed to either complete repairs if possible prior to the closing date or assign any insurance proceeds to the Purchaser.  The Registrant agreed to maintain in full force and effect until the closing date all existing insurance coverage on Parktown.

ASSIGNMENT.     With the exception of an assignment to an affiliate of the Purchaser, the Purchase Contract is not assignable to the Purchaser without the prior written approval of the Selling Entities.

DEFAULTS AND REMEDIES.     If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price for Parktown or any other specified deliveries, the Purchaser will forfeit its deposit to the Registrant, and neither the Purchaser nor the Registrant will be obligated to proceed with the purchase and sale of Parktown.  The Selling Entities expressly waived the remedies of specific performance and additional damages for defaults by the Purchaser.

If the Registrant, prior to the closing, defaults in its representations, warranties, covenants, or obligations the Purchaser has the option of, (i) subject to certain conditions, seeking specific performance of the Registrant’s obligations pursuant to the Purchase Contract (but not damages); or (ii) terminating the Purchase Contract for the Property or Properties for which there was a default and receiving a return of the applicable deposit for such Property or Properties and its actual third-party costs incurred by the Purchaser, not to exceed $75,000 per terminated Property.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

10(i)(b)    Purchase and Sale Contract between Shelter Properties II, a South Carolina limited partnership, and the affiliated Selling Entities and Standard Portfolios LLC, a Delaware limited liability company, dated September 25, 2009.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

The agreement included as an exhibit to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

  should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

  may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

  were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Registrant may be found elsewhere in this Form 8-K and the Registrant’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELTER PROPERTIES II

By:   Shelter Realty II Corporation

Corporate General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date: October 1, 2009